UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018 (July 23, 2018)

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 24, 2018, SITO Mobile, Ltd. (the “Company”) announced that the Company’s Board of Directors unanimously appointed Brett O’Brien as a director of the Company, effective immediately.

Mr. O’Brien will serve on the Company’s Board of Directors until the Company’s 2018 annual meeting of the shareholders, or until his successor has been elected and qualified.

Mr. O’Brien will be compensated in accordance with the Company’s standard compensation policies and practices for its non-employee directors (pro-rated based on his start date), which are described in the Company’s proxy statement relating to its 2017 special meeting of shareholders.

Resignation of Executive Officer

On July23, 2018, Mark Del Priore resigned as Chief Financial Officer of the Company.

Appointment of Interim Chief Financial Officers

On June 24, 2018, following the resignation of Mr. Del Priore, the Board appointed William Seagrave, Chief Operating Officer of the Company, and Aaron Tam, who served as the Company’s Finance Manager, as interim Co-Chief Financial Officers of the Company.

Mr. Seagrave, age 63, was appointed as the Company’s Chief Operating Officer on June 26, 2017. Prior to joining the Company, from 2013 to 2017, Mr. Seagrave served as the Managing Partner of LHF Healthcare, a privately-held medical analytics technology company, where he was responsible for operations, product launches, sales and strategic partnerships. From 2011 to 2014, he was a Partner at Strategic Business Velocity Solutions, a technology and marketing consulting firm, and from 2006 to 2011, he served as a Senior Director with Cisco Systems, where he managed strategy and global product launches related to the Internet of Things. Mr. Seagrave was also formerly a Vice President in Application Sales at Oracle and a founding member of Oracle’s Applications team.

Mr. Tam, age 32, has served as the Company’s Finance Manager since April 4, 2016. Mr. Tam began his career at Deloitte & Touche, LLP in the Audit Enterprise Risk Solutions practice from 2009 until 2016. At Deloitte & Touche, LLP, Mr. Tam served both private and public companies with a focus on the telecom, pharmaceuticals, and manufacturing industries. Mr. Tam also worked in the audit innovations practice where he developed new technology to assist in audits by using technology, data analytics, and transformative service delivery models. After joining the Company in 2016, Mr. Tam worked in the finance and accounting department directly with the Company’s former Chief Financial Officers.

The compensation of Mr. Seagrave, who is currently serving as Chief Operating Officer of the Company, will not change as a result of his appoint as interim Co-Chief Financial Officer. Mr. Tam’s compensation as interim Co-Chief Financial Officer will consist of (i) an annual base salary of $200,000 and a (ii) a one-time cash bonus of $50,000.

There is no arrangement or understanding between Mr. Seagrave or Mr. Tam and any other person pursuant to which either of them was selected as an officer of the Company. There are no family relationships between Mr. Seagrave or Mr. Tam and any director or executive officer of the Company, and neither Mr. Seagrave nor Mr. Tam is party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 26, 2018, the Company issued a press release regarding the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	SITO Mobile, Ltd. Press Release dated July 26, 2018

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: July 26, 2018	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	SITO Mobile, Ltd. Press Release dated July 26, 2018